EXHIBIT 99

                                             Contacts: Julie Hong (925) 467-3832



         Safeway Inc. Announces Second-Quarter 2003 Earnings

  Company Reduces Debt by $651 Million During First 24 Weeks of 2003

    PLEASANTON, Calif.--(BUSINESS WIRE)--July 24, 2003--Safeway Inc.
(NYSE:SWY)

    Results From Continuing Operations

    Safeway Inc. today reported income from continuing operations of $199.6 million ($0.45 per share) for the second quarter ended June 14, 2003. Income from continuing operations for the second quarter of 2002 was $305.0 million ($0.62 per share).
    Included in results from continuing operations are pre-tax restructuring and other expenses totaling $15.8 million ($0.02 per share after-tax) in 2003. These expenses consist of severance costs related to the previously announced restructuring of the company's administrative offices, write-offs of software and employee buyouts.
    Included in results from continuing operations for 2002 were pre-tax expenses of $65.9 million ($0.08 per share after-tax) consisting of severance costs related to the restructuring of a labor contract, severance and transition costs associated with the centralization of marketing functions and charges associated with 10 store closures.

    Sales

    Second-quarter 2003 comparable store sales were flat while identical store sales (which exclude replacement stores) declined 0.5%. Excluding the effect of fuel sales, comparable store sales declined 1.7% and identical store sales declined 2.2%. Sales were impacted by continued softness in the economy. Total sales increased to $7.7 billion from $7.5 billion in the second quarter of 2002, primarily due to new store openings and additional fuel sales.

    Gross Profit

    Gross profit decreased 144 basis points to 30.17% of sales in the second quarter of 2003 from gross profit of 31.61% in the second quarter of 2002, primarily due to higher shrink, higher fuel sales, transitional marketing issues and selected investments in pricing.

    Operating and Administrative Expense

    Operating and administrative expense increased 77 basis points to 24.85% of sales in the second quarter of 2003 compared to operating and administrative expense of 24.08% of sales in the second quarter of 2002. Increased expenses, primarily from health care and pension, combined with soft sales resulted in a 143 basis points increase in operating and administrative expense as a percent of sales. This increase was partially offset by a 66 basis-point decline in the previously discussed severance and asset write-offs in 2003 compared to 2002.

    Interest Expense

    Interest expense increased to $92.0 million in the second quarter of 2003 compared to $81.0 million in the second quarter of 2002 as lower interest rates were offset by higher average borrowings resulting from the repurchase of Safeway stock in 2002.
    The company used cash flow from operating activities to reduce total debt outstanding by $651 million to $7.7 billion from $8.3 billion at the beginning of 2003.

    Results from Discontinued Operations

    As previously announced, during the fourth quarter of 2002 management decided to sell Dominick's and exit the Chicago market. Accordingly, Dominick's results are presented as discontinued operations. Loss from discontinued operations was $38.6 million ($0.09 per share) in the second quarter of 2003, consisting of $4.7 million income from operations, $69.8 million adjustment to the estimated loss on disposal and $26.5 million income tax benefit. The final determination as to fair value of Dominick's and amount of tax benefit is dependent on a number of factors, including completion of the transaction, terms of sale, review by taxing authorities and changes in tax law.
    Income from discontinued operations was $4.3 million ($0.01 per share) in the second quarter of 2002. Income from discontinued operations includes all direct charges to operations at Dominick's as well as allocated interest expense. In accordance with the provisions of SFAS 144, no depreciation was charged to discontinued operations after year-end 2002.

    Net Quarterly Results

    Net income for the second quarter of 2003 was $161.0 million
($0.36 per share). Net income for the second quarter of 2002 was $309.3 million ($0.63 per share).

    24-Week Results

    For the first 24 weeks of 2003, sales increased 3% to $15.3 billion from $14.9 billion in 2002. The gross profit margin decreased 153 basis points to 29.98% in 2003 from 31.51% in 2002. Operating and administrative expense increased 86 basis points to 24.63% of sales from 23.77% in 2002.

    Capital Expenditures

    During the first 24 weeks of 2003, Safeway invested $370.0 million in cash capital expenditures, opened 22 new stores and closed 15 stores. For the year, the company expects to spend approximately $1.1 billion in cash capital expenditures while opening 35 to 40 new stores and completing approximately 100 remodels.

    Earnings Guidance

    Safeway expects its third-quarter earnings will be in a range of $0.47 to $0.50 per share and is comfortable with the consensus earnings estimate of $2.13 for full-year 2003 as published by First Call/Thomson Financial. Additionally, Safeway expects to generate free cash flow from continuing operations (cash flow from operating activities less cash flow used by investing activities) of between $0.8 billion and $1.0 billion for the year.

    About Safeway

    Safeway Inc. is a Fortune 50 company and one of the largest food and drug retailers in North America based on sales. The company operates 1,702 stores in the United States and Canada and had annual sales from continuing operations of $32.4 billion in 2002. The company's common stock is traded on the New York Stock Exchange under the symbol SWY.

    Safeway Conference Call

    Safeway's investor conference call discussing second-quarter results will be broadcast live over the Internet at www.safeway.com/investor_relations at 8:00 AM PDT today. Click on Webcast Events to access the live call. An on-demand webcast of the conference call will also be available for approximately one week following the live call.

    This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, estimates of earnings and cash flow from continuing operations, capital expenditures, operating improvements, cost reductions, share repurchases and the performance of acquired businesses and are indicated by words or phrases such as "guidance," "on-going," "expects," "estimate," and similar words or phrases. These statements are based on Safeway's current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, including general business and economic conditions, competitive factors, results of our programs to reduce costs, increase sales and improve capital management, achievement of operating improvements in companies that we acquire, various risks and uncertainties concerning the potential disposition of Dominick's (including whether Safeway is able to dispose of Dominick's, the timing and manner of any disposition, the price paid, the terms of the disposition, changes in tax law, and review by taxing authorities), labor costs, unanticipated events or changes in future operating results, financial condition or business over time, or unfavorable legislative, regulatory or judicial developments, that could cause actual events and results to vary significantly from those included in or contemplated by such statements. The company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so. Please refer to Safeway's reports and filings with the Securities and Exchange Commission, including the Annual Report to Stockholders in Safeway's most recent Form 10-K and subsequent Quarterly Reports on Form 10-Q for a further discussion of these risks and uncertainties.


                     SAFEWAY INC. AND SUBSIDIARIES
                           OPERATING RESULTS
            (Dollars in millions, except per-share amounts)
                              (Unaudited)

                        12 Weeks Ended            24 Weeks Ended
                     ---------------------    ------------------------
                      June 14,    June 15,      June 14,    June 15,
                        2003        2002          2003        2002
                     ---------   ---------    ----------  ----------

Sales               $ 7,744.3   $ 7,513.5    $ 15,287.2  $ 14,880.4

Cost of goods sold   (5,407.6)   (5,138.2)    (10,704.0)  (10,191.0)
                     ---------   ---------    ----------  ----------

Gross profit          2,336.7     2,375.3       4,583.2     4,689.4

Operating and
 administrative
 expense             (1,924.2)   (1,809.4)     (3,764.8)   (3,537.3)
                     ---------   ---------    ----------  ----------

Operating profit        412.5       565.9         818.4     1,152.1

Interest expense        (92.0)      (81.0)       (182.4)     (161.1)

Other income, net         2.7         4.3           5.2        13.3
                     ---------   ---------    ----------  ----------
Income from
 continuing
 operations before
 income taxes and
 cumulative effect of
 accounting change      323.2       489.2         641.2     1,004.3

Income taxes           (123.6)     (184.2)       (245.4)     (374.3)
                     ---------   ---------    ----------  ----------
Income from
 continuing
 operations
 before cumulative
 effect of
 accounting change      199.6       305.0         395.8       630.0

Discontinued
 operations:
   Income from
    operations of
    Dominick's            4.7         6.4           0.3        17.2
   Adjustment to
    loss on disposal
    of Dominick's       (69.8)          -        (372.5)          -
                     ---------   ---------    ----------  ----------
   (Loss) income from
     discontinued
     operations
     before income
     taxes              (65.1)        6.4        (372.2)       17.2
   Income tax
    benefit
    (expense)            26.5        (2.1)        300.0        (5.8)
                     ---------   ---------    ----------  ----------
   (Loss) income
    from
    discontinued
    operations          (38.6)        4.3         (72.2)       11.4

Income before
 cumulative effect
 of accounting change   161.0       309.3         323.6       641.4

Cumulative effect of
 accounting change          -           -             -      (700.0)
                     ---------   ---------    ----------  ----------

Net income (loss)   $   161.0   $   309.3    $    323.6  $    (58.6)
                     ---------   ---------    ----------  ----------

Diluted earnings
 (loss) per share:

Income from
 continuing
 operations before
 cumulative effect
 of accounting
 change             $    0.45   $    0.62    $     0.89  $     1.28

(Loss) income from
 discontinued
 operations
 (including
 loss on disposal)      (0.09)       0.01         (0.16)       0.02

Cumulative effect of
 accounting change          -           -             -       (1.42)
                     ---------   ---------    ----------  ----------
Net income (loss)   $    0.36   $    0.63    $     0.73  $    (0.12)
                     ---------   ---------    ----------  ----------
Weighted average
 shares outstanding
 - diluted (in
 millions)              445.8       489.6         445.9       492.3
                     ---------   ---------    ----------  ----------


                     SAFEWAY INC. AND SUBSIDIARIES
              ADJUSTED EBITDA FROM CONTINUING OPERATIONS
                         (Dollars in millions)
                              (Unaudited)

                          12 Weeks Ended           24 Weeks Ended
                     -----------------------  ------------------------
Adjusted EBITDA from
 continuing            June 14,    June 15,      June 14,    June 15,
 operations (1):         2003        2002          2003        2002
                     ---------   ---------    ----------  ----------

Income from
 continuing
 operations before
 cumulative effect of
 accounting change  $   199.6   $   305.0    $    395.8  $    630.0
Add (subtract):
   Income taxes         123.6       184.2         245.4       374.3
   Interest expense      92.0        81.0         182.4       161.1
   Depreciation         195.1       185.7         392.4       366.9
   LIFO expense           2.3           -           4.6         2.3
   Equity in losses
    (earnings) of
    unconsolidated
    affiliates, net       2.0        (2.8)          3.1        (8.8)
                     ---------   ---------    ----------  ----------
Adjusted EBITDA from
 continuing
 operations         $   614.6   $   753.1    $  1,223.7  $  1,525.8
                     ---------   ---------    ----------  ----------

   Sales            $ 7,744.3   $ 7,513.5    $ 15,287.2  $ 14,880.4
   Adjusted EBITDA
    from continuing
    operations as a
    percent of sales    7.94%      10.02%         8.00%      10.25%
   Interest coverage
    ratio (2)             6.7  x      9.3  x        6.7  x      9.5  x


(1) "Adjusted EBITDA from continuing operations" means EBITDA from continuing operations before cumulative effect of accounting change

(2) Adjusted EBITDA from continuing operations divided by interest expense


                     SAFEWAY INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                         (Dollars in millions)
                              (Unaudited)

                                               June 14,      Year-end
                                                 2003          2002
                                            ------------  ------------
ASSETS

Current assets:
    Cash and equivalents                   $       84.6  $       73.7
    Receivables                                   374.5         413.1
    Merchandise inventories                     2,451.2       2,493.0
    Other current assets                          247.8         226.0
    Assets held for sale                          664.2       1,053.3
                                            ------------  ------------

    Total current assets                        3,822.3       4,259.1
                                            ------------  ------------

    Total property, net                         8,054.1       8,010.2

Goodwill                                        2,855.9       2,846.2
Other long-term assets                            874.9         931.8
                                            ------------  ------------

Total assets                               $   15,607.2  $   16,047.3
                                            ------------  ------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current maturities of notes and
     debentures                            $      851.1  $      780.3
    Current obligations under capital
     leases                                        28.1          25.2
    Accounts payable                            1,576.2       1,715.4
    Other current liabilities                     958.4       1,062.1
    Liabilities of operations held for sale       349.2         353.3
                                            ------------  ------------

    Total current liabilities                   3,763.0       3,936.3
                                            ------------  ------------
Long-term debt:
    Notes and debentures                        6,281.1       7,009.2
    Obligations under capital leases              516.1         512.3
                                            ------------  ------------

    Total long-term debt                        6,797.2       7,521.5

Other long-term liabilities                       955.2         962.0
                                            ------------  ------------

Total liabilities                              11,515.4      12,419.8

Total stockholders' equity                      4,091.8       3,627.5
                                            ------------  ------------

Total liabilities and stockholders' equity $   15,607.2  $   16,047.3
                                            ------------  ------------

                     SAFEWAY INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (Dollars in millions)
                              (Unaudited)

                                                  24 Weeks Ended
                                            --------------------------
                                              June 14,      June 15,
                                                2003          2002
                                            ------------  ------------
OPERATING ACTIVITIES
    Net cash flow from operating activities       994.7       1,029.1
                                            ------------  ------------

INVESTING ACTIVITIES
Cash paid for property additions                 (370.0)       (498.1)
Proceeds from sale of property                     66.1          28.0
Other                                             (26.3)        (18.6)
                                            ------------  ------------
    Net cash flow used by investing
     activities                                  (330.2)       (488.7)
                                            ------------  ------------

FINANCING ACTIVITIES
Additions to short-term borrowings                  1.9           2.4
Payments on short-term borrowings                  (1.7)            -
Additions to long-term borrowings                  90.8         262.9
Payments on long-term borrowings                 (765.4)       (446.5)
Purchase of treasury stock                            -        (421.9)
Net proceeds from exercise of stock options         5.4          23.0
Other                                               2.1           0.1
                                            ------------  ------------
    Net cash flow used by financing
     activities                                  (666.9)       (580.0)
                                            ------------  ------------

DISCONTINUED OPERATIONS
    Net cash from discontinued operations          13.3          22.6
                                            ------------  ------------

Increase (decrease) in cash and equivalents        10.9         (17.0)

CASH AND EQUIVALENTS
    Beginning of period                            73.7          65.7
                                            ------------  ------------
    End of period                          $       84.6  $       48.7
                                            ------------  ------------

    CONTACT: Safeway Inc.
             Julie Hong, 925/467-3832
             Melissa Plaisance, 925/467-3136